UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2011 (April 15, 2011)

CAPITOL BANCORP LIMITED

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Capitol Bancorp Center
200 N. Washington Sq., Lansing, MI
(Address of principal executive offices)

48933
(Zip Code)

517-487-6555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement between Lee W. Hendrickson and Capitol Bancorp Ltd. (“Capitol”) is hereby incorporated in this Item 1.01 by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Mr. Hendrickson’s employment agreement with Capitol is hereby incorporated in this Item 1.02 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2011, Capitol announced the retirement of its Chief Financial Officer, Lee W. Hendrickson.  Mr. Hendrickson has served in this capacity since 1991.  Mr. Hendrickson will continue to provide services to Capitol until his successor has been identified.

On April 15, 2011, in connection with Mr. Hendrickson’s retirement, Capitol and Mr. Hendrickson entered into an agreement whereby: (a) Mr. Hendrickson’s employment agreement with Capitol dated November 15, 2010 (a copy of which is filed as Exhibit 10.1 to Capitol’s Quarterly Report on Form 10-Q for the period ended September 30, 2010) was terminated effective as of the date of his retirement; (b) Mr. Hendrickson has agreed to provide consulting services to Capitol upon its request; and (c) Mr. Hendrickson provided a general release from all claims against Capitol.

A copy of the Waiver and General Release between Mr. Hendrickson and Capitol is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1 Waiver and General Release between Lee W. Hendrickson and Capitol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LIMITED

Date: April 19, 2011	By:	/s/ Cristin K. Reid
Cristin K. Reid
Corporate President

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INDEX TO EXHIBITS

Exhibit No.                                           Description of Exhibit

10.1                                                   Waiver and General Release between Lee W. Hendrickson
                                                          and Capitol Bancorp Ltd.

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